Exhibit 99.1
Fastly Announces Second Quarter 2026 Financial Results

Record second quarter revenue of $183.3 million grew 23% year-over-year
Record second quarter gross margin of 63.3% and record non-GAAP gross margin of 65.8%
LTM NRR of 117% reaches highest level in over three years

SAN FRANCISCO — August 5, 2026 — Fastly, Inc. (NASDAQ: FSLY), a leader in global edge cloud platforms, today announced financial results for its second quarter ended June 30, 2026.
"Record second quarter results reflect strong execution and the deep trust customers place in our technology and our teams," said Kip Compton, CEO of Fastly. "Our platform strategy is driving business momentum, giving us the confidence to raise our full-year outlook."

($ in thousands, except per share data) (unaudited)	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue	$183,317	$148,709	$356,338	$293,183
Gross margin
GAAP gross margin	63.3%	54.5%	62.9%	53.9%
Non-GAAP gross margin(1)	65.8%	59.0%	65.5%	58.2%
Operating loss
GAAP operating loss	$(14,433)	$(36,943)	$(38,328)	$(75,122)
Non-GAAP operating income (loss)(1)	$26,993	$(4,594)	$46,136	$(10,439)
Net income (loss) per share
GAAP net loss per common share — basic and diluted	$(0.10)	$(0.26)	$(0.23)	$(0.53)
Non-GAAP net income (loss) per common share — basic(1)	$0.17	$(0.03)	$0.32	$(0.08)
Non-GAAP net income (loss) per common share — diluted(1)	$0.15	$(0.03)	$0.28	$(0.08)
For a reconciliation of non-GAAP financial measures to their corresponding GAAP measures, please refer to the reconciliation table at the end of this press release.
Second Quarter 2026 Financial Summary
•Total revenue of $183.3 million, representing 23% year-over-year growth. Network Services revenue of $133.9 million, representing 17% year-over-year growth. Security revenue of $41.7 million, representing 43% year-over-year growth. Other revenue of $7.7 million, representing 69% year-over-year growth. Network Services revenue includes solutions designed to improve performance of websites, apps, APIs, and digital media. Security revenue includes products designed to protect websites, apps, APIs, and users. Other revenue includes Compute and Observability solutions.
•Generated $39.3 million of operating cash flow compared to $25.8 million of operating cash flow in the second quarter of 2025. Generated $3.6 million of positive free cash flow compared to $10.9 million in the second quarter of 2025.
•GAAP gross margin of 63.3%, compared to 54.5% in the second quarter of 2025. Non-GAAP gross margin1 of 65.8%, compared to 59.0% in the second quarter of 2025.
•GAAP net loss of $15.6 million, compared to $37.5 million in the second quarter of 2025. Non-GAAP net income1 of $26.2 million, compared to non-GAAP net loss1 of $5.0 million in the second quarter of 2025.
•GAAP net loss per basic and diluted share of $0.10, compared to $0.26 in the second quarter of 2025. Non-GAAP net income per basic share1 of $0.17, compared to non-GAAP net loss per basic share1 of $0.03 in the second quarter of 2025. Non-GAAP net income per diluted share1 of $0.15, compared to non-GAAP net loss per diluted share1 of $0.03 in the second quarter of 2025.
Key Metrics
•Remaining Performance Obligations (RPO)2 were $341 million, up 38% from $247 million in the second quarter of 2025.
•Fastly's top ten customers accounted for 37% of revenue in the second quarter of 2026 compared to 31% in the second quarter of 2025.

•Last 12-month net retention rate (LTM NRR)3 increased to 117% in the second quarter from 113% in the first quarter of 2026.
Second Quarter Business and Product Highlights
•Announced new research showing how rapidly growing AI traffic is reshaping the internet, growing 6.5x faster than human traffic this year, and why organizations need new strategies to manage machine traffic.
•Released a joint announcement with LALIGA on the collaboration of anti-piracy solutions that are designed to address illegal streaming of live sports and help rights holders prevent lost revenue.
•Announced a new partnership with Skyfire, enabling trusted commerce at the edge so enterprises can now securely identify, verify, and transact with AI agents in real time and at global scale, without re-architecting existing infrastructure.
•Released C++ SDK for Fastly Compute, enabling enterprises to secure, scale, and accelerate their C++ AI workloads, gaming features, and other low-latency applications.

Third Quarter and Full Year 2026 Guidance

	Q3 2026	Full Year 2026
Total Revenue (millions)	$184.0 - $190.0	$732.0 - $746.0
Non-GAAP Operating Income (millions)	$20.0 - $24.0	$88.0 - $96.0
Non-GAAP Net Income per share(4)(5)	$0.11 - $0.13	$0.50 - $0.54
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Fastly’s future GAAP financial results.
Conference Call Information
Fastly will host an investor conference call to discuss its results at 1:30 p.m. PT / 4:30 p.m. ET on Wednesday, August 5, 2026.
To access the conference call, please pre-register and dial-in using this link at least 15 minutes prior to the 1:30 p.m. PT start time. Registrants will receive an email confirmation with dial-in details.
A live webcast of the event can be accessed using this link. A replay of the webcast will be available on https://investors.fastly.com starting approximately two hours after the event and archived on the site for one quarter.

About Fastly, Inc.
Fastly’s powerful and programmable edge cloud platform helps the world’s top brands deliver online experiences that are fast, safe, and engaging through edge compute, delivery, security, and observability offerings that improve site performance, enhance security, and empower innovation at global scale. Compared to other providers, Fastly’s powerful, high-performance, and modern platform architecture empowers developers to deliver secure websites and apps with rapid time-to-market and demonstrated, industry-leading cost savings. Organizations around the world trust Fastly to help them upgrade the internet experience, including Reddit, Universal Music Group, and SeatGeek. Learn more about Fastly at https://www.fastly.com, and follow us @fastly.

Forward-Looking Statements
This press release contains “forward-looking” statements that are based on our beliefs and assumptions and on information currently available to us. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, statements regarding our future financial and operating performance and shareholder returns, including our outlook and guidance and ability to maintain and strengthen our liquidity position; our ability to acquire new customers, expand cross-sell opportunities, and grow market share; our ability to enrich our revenue mix with platform enhancements; the performance of our existing and new platform enhancements; our ability to accelerate global growth; our partnerships and collaborations; the performance, capabilities, and expectations regarding customer experiences with Fastly Compute, including its C++ SDK, Bot Management and DDoS Protection, and Next-Gen WAF; and Fastly's strategies, platform, and business plans. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports Fastly files with the Securities and Exchange Commission (“SEC”), including those more fully described in Fastly’s Annual Report on Form 10-K for the year ended December 31, 2025. Additional information will also be set forth in Fastly’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, and other filings and reports that Fastly may file from time to time with the SEC. Copies of reports filed with the SEC are posted on Fastly’s website and are available from Fastly without charge.
Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses the following non-GAAP measures of financial performance: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP basic and diluted net income (loss) per common share, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, free cash flow and adjusted EBITDA. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases.
Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per common share, non-GAAP research and development, non-GAAP sales and marketing, and non-GAAP general and administrative differ from GAAP in that they exclude stock-based compensation expense and related employer payroll taxes, amortization of capitalized stock-based compensation - cost of revenue, amortization of acquired intangible assets, executive transition costs, and amortization of debt discount and issuance costs.
Adjusted EBITDA: excludes stock-based compensation expense and related employer payroll taxes, amortization of capitalized stock-based compensation - cost of revenue, gain on modification of lease, depreciation and other amortization expenses, amortization of acquired intangible assets, impairment expense, executive transition costs, interest income, interest expense, including amortization of debt discount and issuance costs, other expense (income), net, and income taxes.
Amortization of Acquired Intangible Assets: consists of non-cash charges that can be affected by the timing and magnitude of asset purchases and acquisitions. Management considers its operating results without this activity when evaluating its ongoing non-GAAP performance and its adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of asset purchases and acquisitions and may not be reflective of our core business, ongoing operating results, or future outlook.
Amortization of Debt Discount and Issuance Costs: consists primarily of amortization expense related to our debt obligations. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook. These are included in our total interest expense.
Capital Expenditures: consists of cash used for purchases of property and equipment, net of proceeds from sale of property and equipment, capitalized internal-use software and payments on finance lease obligations, as reflected in our statement of cash flows.
Depreciation and Other Amortization Expense: consists of non-cash charges that can be affected by the timing and magnitude of asset purchases. Management considers its operating results without this activity when evaluating its ongoing adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of asset purchases and may not be reflective of our core business, ongoing operating results, or future outlook.
Executive Transition Costs: consists of one-time cash charges recognized with respect to changes in our executive’s employment status. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results, or future outlook.
Free Cash Flow: calculated as net cash used in operating activities less purchases of property and equipment, net of proceeds from sale of property and equipment, and capitalized internal-use software costs. Management specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Management considers non-GAAP free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Fastly's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.
Gain on Modification of Lease: consists of a one-time non-cash charge recognized with respect to the modification of our leases. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results, or future outlook.
Impairment Expense: consists of charges related to our long-lived assets. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Income Taxes: consists primarily of expenses recognized related to state and foreign income taxes. Management considers its operating results without this activity when evaluating its ongoing adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Interest Expense: consists primarily of interest expense related to our debt instruments, including amortization of debt discount and issuance costs. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Interest Income: consists primarily of interest income related to our marketable securities. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Other (Expense) Income, Net: consists primarily of foreign currency transaction gains and losses. Management considers its operating results without this activity when evaluating its ongoing adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Stock-Based Compensation Expense and Related Employer Payroll Taxes: consists of expenses for stock options, restricted stock units, performance awards and other shares issued under our equity incentive plans or our Employee Stock Purchase Plan ("ESPP"), as applicable, and the related employer payroll taxes. Although stock-based compensation and its related employer payroll taxes are expenses for the Company, management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance, primarily because they are expenses not believed by management to be reflective of our core business, ongoing operating results, or future outlook. In addition, the value of some stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.
Amortization of Capitalized Stock-Based Compensation - Cost of Revenue: in order to reflect the performance of our core business, ongoing operating results, or future outlook, and to be consistent with the way many investors evaluate our performance and compare our operating results to peer companies, similar to stock-based compensation, management considers it appropriate to exclude amortization of capitalized stock-based compensation from our non-GAAP financial measures.
Management believes these non-GAAP financial measures and adjusted EBITDA serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors' overall understanding of our current financial performance.
In the financial tables below, the Company provides a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this press release.
Key Metrics
1 Beginning with the quarter ended March 31, 2026, we are excluding stock-based compensation related employer payroll taxes from our non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss) per common share — basic and non-GAAP net income (loss) per common share — diluted, because we consider our operating results without this activity when evaluating our ongoing non-GAAP net income (loss) performance and our adjusted EBITDA performance. We did not recast the presentation for all prior periods presented due to the immaterial amount of such payroll taxes.
2 Remaining Performance Obligations include future committed revenue for periods within current contracts with customers, as well as deferred revenue arising from consideration invoiced for which the related performance obligations have not been satisfied. During the third quarter of 2025, we identified an error in RPO calculations from certain contracts with a termination-for-convenience clause. We recast the presentation of RPO for all prior periods presented to reflect the correction of this error.

3 We calculate LTM Net Retention Rate by dividing the total customer revenue for the prior twelve-month period (“prior 12-month period”) ending at the beginning of the last twelve-month period (“LTM period”) minus revenue contraction due to billing decreases or customer churn, plus revenue expansion due to billing increases during the LTM period from the same customers by the total prior 12-month period revenue. We believe the LTM Net Retention Rate is supplemental as it removes some of the volatility that is inherent in a usage-based business model.
4 Non-GAAP net income per share is calculated as Non-GAAP net income divided by weighted average diluted shares for 2026.
5 Assumes weighted average diluted shares outstanding of 181.4 million in Q3 2026 and 180.3 million for the full year 2026.

Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue	$183,317	$148,709	$356,338	$293,183
Cost of revenue(1)	67,366	67,593	132,206	135,269
Gross profit	115,951	81,116	224,132	157,914
Operating expenses:
Research and development(1)	42,071	42,221	84,043	79,650
Sales and marketing(1)	56,735	51,100	111,849	100,413
General and administrative(1)	31,578	24,323	66,568	52,558
Impairment expense	—	415	—	415
Total operating expenses	130,384	118,059	262,460	233,036
Loss from operations	(14,433)	(36,943)	(38,328)	(75,122)
Interest income	2,842	3,084	5,769	6,059
Interest expense	(3,348)	(3,164)	(6,654)	(6,337)
Other (expense) income, net	(400)	39	(780)	(41)
Loss before income taxes	(15,339)	(36,984)	(39,993)	(75,441)
Income tax expense (benefit)	252	557	(3,878)	1,248
Net loss	$(15,591)	$(37,541)	$(36,115)	$(76,689)
Net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(0.26)	$(0.23)	$(0.53)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	157,596	145,780	155,598	144,539
__________
(1)Includes stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Cost of revenue	$2,757	$2,573	$5,293	$4,512
Research and development	11,902	11,755	21,932	20,648
Sales and marketing	10,344	8,176	19,697	14,869
General and administrative	10,169	3,831	23,231	11,888
Total	$35,172	$26,335	$70,153	$51,917

Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Gross profit
GAAP gross profit	$115,951	$81,116	$224,132	$157,914
Stock-based compensation expense and related employer payroll taxes(1)	3,026	2,573	5,773	4,512
Amortization of capitalized stock-based compensation - Cost of revenue	1,694	1,581	3,383	3,222
Amortization of acquired intangible assets	—	2,475	—	4,950
Non-GAAP gross profit	$120,671	$87,745	$233,288	$170,598
GAAP gross margin	63.3%	54.5%	62.9%	53.9%
Non-GAAP gross margin	65.8%	59.0%	65.5%	58.2%
Research and development
GAAP research and development	$42,071	$42,221	$84,043	$79,650
Stock-based compensation expense and related employer payroll taxes(1)	(12,967)	(11,755)	(24,355)	(20,648)
Non-GAAP research and development	$29,104	$30,466	$59,688	$59,002
Sales and marketing
GAAP sales and marketing	$56,735	$51,100	$111,849	$100,413
Stock-based compensation expense and related employer payroll taxes(1)	(10,869)	(8,176)	(21,009)	(14,869)
Amortization of acquired intangible assets	(2,160)	(2,279)	(4,319)	(4,580)
Executive transition costs	—	—	(262)	—
Non-GAAP sales and marketing	$43,706	$40,645	$86,259	$80,964
General and administrative
GAAP general and administrative	$31,578	$24,323	$66,568	$52,558
Stock-based compensation expense and related employer payroll taxes(1)	(10,710)	(3,831)	(24,302)	(11,888)
Executive transition costs	—	—	(1,061)	(335)
Gain on modification of lease	—	736	—	736
Non-GAAP general and administrative	$20,868	$21,228	$41,205	$41,071
Operating income (loss)
GAAP operating loss	$(14,433)	$(36,943)	$(38,328)	$(75,122)
Stock-based compensation expense and related employer payroll taxes(1)	37,572	26,335	75,439	51,917
Amortization of capitalized stock-based compensation - Cost of revenue	1,694	1,581	3,383	3,222
Executive transition costs	—	—	1,323	335
Gain on modification of lease	—	(736)	—	(736)
Amortization of acquired intangible assets	2,160	4,754	4,319	9,530
Impairment expense	—	415	—	415
Non-GAAP operating income (loss)	$26,993	$(4,594)	$46,136	$(10,439)
Net income (loss)
GAAP net loss	$(15,591)	$(37,541)	$(36,115)	$(76,689)
Stock-based compensation expense and related employer payroll taxes(1)	37,572	26,335	75,439	51,917
Amortization of capitalized stock-based compensation - Cost of revenue	1,694	1,581	3,383	3,222
Executive transition costs	—	—	1,323	335
Gain on modification of lease	—	(736)	—	(736)
Amortization of acquired intangible assets	2,160	4,754	4,319	9,530
Impairment expense	—	415	—	415
Amortization of debt discount and issuance costs	366	217	767	434
Non-GAAP net income (loss)	$26,201	$(4,975)	$49,116	$(11,572)
Non-GAAP net income (loss) per common share — basic	$0.17	$(0.03)	$0.32	$(0.08)
Non-GAAP net income (loss) per common share — diluted	$0.15	$(0.03)	$0.28	$(0.08)
Weighted average basic common shares	157,596	145,780	155,598	144,539
Weighted average diluted common shares	180,304	145,780	178,410	144,539

(1) Similar to stock-based compensation, we believe it is also appropriate to exclude employer payroll taxes related to stock-based compensation from our non-GAAP financial measures in order to reflect the performance of our core business and to be consistent with the way many investors evaluate our performance and compare our operating results to peer companies. In order to continue to improve the usefulness of our non-GAAP financial measures to the investors, starting with the quarter ended March 31, 2026, we are excluding stock-based compensation related employer payroll taxes from our non-GAAP financial measures. We did not recast the presentation for all prior periods presented due to the immaterial amount of such payroll taxes. Refer to Non-GAAP Financial Measures definition for further details.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(unaudited, in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Reconciliation of GAAP to Non-GAAP diluted shares
GAAP diluted shares	157,596	145,780	155,598	144,539
Other dilutive equity awards	22,708	—	22,812	—
Non-GAAP diluted shares	180,304	145,780	178,410	144,539
Non-GAAP diluted net income (loss) per share	$0.15	$(0.03)	$0.28	$(0.08)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Adjusted EBITDA
GAAP net loss	$(15,591)	$(37,541)	$(36,115)	$(76,689)
Stock-based compensation expense and related employer payroll taxes(1)	37,572	26,335	75,439	51,917
Amortization of capitalized stock-based compensation - Cost of revenue	1,694	1,581	3,383	3,222
Gain on modification of lease	—	(736)	—	(736)
Depreciation and other amortization	11,129	13,505	21,449	27,155
Amortization of acquired intangible assets	2,160	4,754	4,319	9,530
Amortization of debt discount and issuance costs	366	217	767	434
Impairment expense	—	415	—	415
Executive transition costs	—	—	1,323	335
Interest income	(2,842)	(3,084)	(5,769)	(6,059)
Interest expense	2,982	2,947	5,887	5,903
Other expense (income), net	400	(39)	780	41
Income tax expense (benefit)	252	557	(3,878)	1,248
Adjusted EBITDA	$38,122	$8,911	$67,585	$16,716

(1)Similar to stock-based compensation, we believe it is also appropriate to exclude employer payroll taxes related to stock-based compensation from our non-GAAP financial measures in order to reflect the performance of our core business and to be consistent with the way many investors evaluate our performance and compare our operating results to peer companies. In order to continue to improve the usefulness of our non-GAAP financial measures to the investors, starting with the quarter ended March 31, 2026, we are excluding stock-based compensation related employer payroll taxes from our non-GAAP financial measures. We did not recast the presentation for all prior periods presented due to the immaterial amount of such payroll taxes. Refer to Non-GAAP Financial Measures definition for further details.

Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	As of June 30, 2026	As of December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$89,798	$180,563
Marketable securities	247,700	181,196
Accounts receivable, net of allowance for credit losses	114,216	118,029
Prepaid expenses and other current assets	27,333	26,921
Total current assets	479,047	506,709
Property and equipment, net	220,354	186,785
Operating lease right-of-use assets, net	58,213	52,067
Goodwill	670,356	670,356
Intangible assets, net	21,232	25,771
Other assets	54,441	57,789
Total assets	$1,503,643	$1,499,477
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,124	$17,612
Accrued expenses	52,937	70,669
Long-term debt, current	—	38,557
Operating lease liabilities, current	30,100	24,427
Deferred revenue	34,266	35,234
Other current liabilities	5,096	7,499
Total current liabilities	142,523	193,998
Long-term debt, net	323,958	323,282
Operating lease liabilities, non-current	44,234	43,921
Other long-term liabilities	2,111	8,698
Total liabilities	512,826	569,899
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	2,141,909	2,044,103
Accumulated other comprehensive loss	(493)	(41)
Accumulated deficit	(1,150,602)	(1,114,487)
Total stockholders’ equity	990,817	929,578
Total liabilities and stockholders’ equity	$1,503,643	$1,499,477

Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net loss	$(15,591)	$(37,541)	$(36,115)	$(76,689)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	12,720	14,962	24,612	30,129
Amortization of intangible assets	2,262	4,878	4,539	9,778
Non-cash lease expense	6,887	5,694	13,085	11,349
Amortization of debt discount and issuance costs	366	217	767	434
Amortization of deferred contract costs	4,733	4,847	9,491	9,697
Stock-based compensation	35,172	26,335	70,153	51,917
Deferred income taxes	(23)	327	(4,353)	749
Provision for credit losses	1,014	1,048	2,532	1,994
(Gain) loss on disposals of property and equipment	(9)	(43)	267	(43)
Accretion of discounts and amortization of premiums, net	(1,019)	(1,356)	(1,817)	(1,982)
Impairment expense	—	415	—	415
Non-cash interest expense	969	969	969	969
Other adjustments	(57)	(84)	(275)	292
Changes in operating assets and liabilities:
Accounts receivable, net	14,807	669	1,281	(3,324)
Prepaid expenses and other current assets	2,227	121	(412)	2,337
Other assets	(3,195)	(6,076)	(1,845)	(8,171)
Accounts payable	1,497	3,446	8,309	6,021
Accrued expenses	(2,651)	1,577	872	(1,806)
Operating lease liabilities	(7,114)	(2,332)	(12,923)	(7,888)
Other liabilities	(13,661)	7,725	(10,937)	16,908
Net cash provided by operating activities	39,334	25,798	68,200	43,086
Cash flows from investing activities:
Purchases of marketable securities	(87,262)	(93,440)	(266,602)	(272,926)
Maturities of marketable securities	24,329	37,836	201,472	45,805
Purchases of property and equipment	(31,623)	(9,852)	(52,644)	(12,457)
Proceeds from sale of property and equipment	10	44	10	44
Capitalized internal-use software	(4,148)	(4,542)	(7,884)	(9,305)
Net cash used in investing activities	(98,694)	(69,954)	(125,648)	(248,839)
Cash flows from financing activities:
Repayment of convertible senior notes	—	—	(38,593)	—
Payments of other debt issuance costs	—	—	(502)	—
Repayments of finance lease liabilities	—	(537)	—	(2,248)
Proceeds from exercise of vested stock options	92	279	1,135	687
Proceeds from employee stock purchase plan	2,397	1,240	4,676	3,371
Net cash provided by (used in) financing activities	2,489	982	(33,284)	1,810
Effects of exchange rate changes on cash and cash equivalents	(1)	177	(33)	255
Net decrease in cash and cash equivalents	(56,872)	(42,997)	(90,765)	(203,688)
Cash and cash equivalents at beginning of period	146,670	125,484	180,563	286,175
Cash and cash equivalents at end of period	$89,798	$82,487	$89,798	$82,487

Free Cash Flow
(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$39,334	$25,798	$68,200	$43,086
Capital expenditures(1)	(35,761)	(14,887)	(60,518)	(23,966)
Free Cash Flow	$3,573	$10,911	$7,682	$19,120
__________
(1)Capital expenditures are defined as cash used for purchases of property and equipment, net of proceeds from sale of property and equipment, capitalized internal-use software and payments on finance lease obligations, as reflected in our statement of cash flows.

Contacts
Investor Contact
Vernon Essi, Jr.
ir@fastly.com

Media Contact
Stacey Hurwitz
press@fastly.com

Source: Fastly, Inc.